Exhibit 5.1

North Atlantic Drilling Ltd.

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08

Bermuda

Re:       North Atlantic Drilling Ltd. – Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special Bermuda counsel to North Atlantic Drilling Ltd., a company incorporated under the laws of Bermuda (the “Company”), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-4 (the “Registration Statement”) in relation to the registration of 57,556,074 common shares in the capital of the Company, each having a par value of US $5.00, (the “Shares”). The Shares are being offered in exchange for an equal number of outstanding unregistered common shares in the capital of the Company, each having a par value of US $5.00, (the “Original Shares”) pursuant to an exchange offer (the “Exchange Offer”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation, memorandum of association, bye-laws, the Registration Statement and the form of prospectus included therein, the resolutions of the shareholders of the Company passed on September 21, 2012, the resolutions of the Board of Directors of the Company dated [—], 2012 (the “Resolutions”) and such other documents and records as we have deemed necessary. The documents listed in this paragraph are collectively referred to herein as the “Documents”.

In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the authority and legal capacity of all individuals who have executed any of the Documents, the authenticity of all Documents submitted to us as originals, the conformity to the original documents of all Documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such Documents, the completeness of all public records examined by us and that any document submitted to us in draft has been executed in the form of such draft without material amendment and that the Resolutions are in full force and effect and have not been rescinded in whole or in part.

We have also assumed that all Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of Bermuda in respect of which we are opining).

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters of fact not disclosed to us, we are of the opinion that the Shares have been duly authorized, and when issued pursuant to the Exchange Offer in exchange for Original Shares as contemplated in the prospectus included in the Registration Statement or any prospectus supplement, will be duly and validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein. We express no opinion as to any law other than Bermuda law as applied by the courts of Bermuda as at the date hereof and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus attached thereto. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/

MJM LIMITED

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